CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [***]) FROM THE EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY TREATS AS PRIVATE AND CONFIDENTIAL.

Exhibit 4.14

[***]

Birks Group

Lorenzo Rossi di Montelera

Président du conseil

Chairman of the Board

September 16, 2015

[***]

Mr. Jean-Christophe Bédos

[***]

Dear Jean-Christophe,

Re: Amendment to Employment Agreement

We refer you to your Employment Agreement entered into as of January 4, 2012 as amended (the “Employment Agreement”). We are pleased to inform you that as of October 1, 2015, your annual gross base salary of $700,000 as contained in section 2.1 of the Employment Agreement will be increased to $730,000.

All other terms of the Employment Agreement remain unchanged.

Yours truly,

/s/ Lorenzo Rossi di Montelera

LORENZO ROSSI DI MONTELERA

Chairman

GROUPE BIRKS INC. • BIRKS GROUP INC.

1240 Square Phillips, Montréal (QC) CANADA H3B 3H4 • T. +1.514.397. 2529 • F. +1.514.397.2577 • birksgroup.com